AMWAY MUTUAL FUND
                                    FORM N-1A

                                     PART C

                                OTHER INFORMATION


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Amway Mutual Fund
Ada, Michigan

         We hereby consent to the incorporation by reference in the Statement of Additional Information constituting a part of this Registration Statement of our report dated January 14, 1999, relating to the financial statements, schedules and selected per share data and ratios of Amway Mutual Fund appearing in the Company's Annual Shareholders Report for the year ended December 31, 1998.

         We also consent to the reference to us under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information.


                                                            /s/ BDO Seidman, LLP
                                                                BDO Seidman, LLP


Grand Rapids, Michigan
June 17, 1999